                                  EXHIBIT 6.9

                  SHARE EXCHANGE AGREEMENT BETWEEN DYNCOM INC.
                         AND OMICRON TECHNOLOGIES, INC.

                                                                     Exhibit 6.9

                                   AGREEMENT


     This is an agreement, dated as of the 19th day of October, 1999, by and between:

DynCom Inc.
2301 Research Boulevard, Suite 203
Fort Collins, CO 80526-1825                          ("DynCom")
Telephone: 970.416.0001
Fax: 970.472.4068


Omicron Technologies, Inc.
114 W. Magnolia Street
Suite 400-128
Bellingham, WA 98225                                 ("Omicron")
Telephone: 604.681.9035
Fax: 604.681.9032


         WHEREAS, Omicron is in the business of acquisition, research and development, and marketing of leading edge technologies for the aerospace, telecommunications, defense, consumer electrons and Internet-based business concepts, and

         WHEREAS, DynCom is in the business of combining smart device, biometric, proprietary, and Internet/ intranet technologies into effective and efficient e-solutions, e-applications and e-products, and

         WHEREAS, Omicron has provided DynCom with its Summary Business Plan dated August 1999, and has established a corporate web site at www.omicrontechnolgies.com, and

         WHEREAS, DynCom has provided Omicron with its Confidential Private Placement Memorandum ("504") dated February 1, 1999, as updated and revised as of July 15, 1999, and has established a corporate web site at www.d-c.com, and

         WHEREAS, Omicron and DynCom each wish to establish a foundation that will permit each of them to share technologies for mutual benefit, to develop a solid and synergistic relationship, and to establish a reasonable basis for commitments and productive efforts,

         NOW, THEREFORE, DynCom and Omicron do hereby agree and covenant as follows:

1. REPRESENTATIONS AND WARRANTIES. Each of the parties hereto hereby warrants to the other as follows, and each party hereto confirms that the other is

     AGREEMENT BY AND BETWEEN: OMICRON TECHNOLOGIES, INC., AND DYNCOM INC.

relying upon the accuracy of each of such representations and warranties in connection with the acquisition of the shares and warrants that are the subject matter of this agreement (the "Shares"), and the completion of the transactions set out herein:

         1.01 REPRESENTATIONS REGARDING THE SHARES.

         (a) All of the Shares are free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, rights of first refusal, options, liens and adverse claims and rights whatsoever (collectively, "Share Encumbrances"), and on the Closing Date, each of the parties hereto will deliver to the other, good and marketable title to such Shares free and clear of any and all Share Encumbrances except as may be required by the applicable Securities laws governing this transaction; and

         (b) The person and persons acting for each of the respective parties hereto has/have the full right power and authority to enter into this agreement.


         1.02 NON-CONTRAVENTION. The execution, delivery and performance of this agreement, and the consummation of the transactions provided for herein, does not (a) contravene or conflict with or constitute a material violation of any provision of any applicable law binding upon or applicable to either of the parties hereto or (b) result in the creation or imposition of any lien.

         1.03 LITIGATION. There are no actions, suits, hearings, arbitrations, audits, charges, orders (draft or otherwise), judgments, injunctions, decrees, awards, writs, proceedings (public or private) or investigations that have been brought by or against any governmental authority or any other person pending or, to the knowledge of either of the parties hereto, threatened (collectively, "Proceedings"), against or affecting the Shares or that seek to prevent, enjoin, alter or delay the transactions provided for by this agreement.

         1.04 REQUIRED CONSENTS. Schedule A lists all governmental or other registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications or waivers required under applicable law or otherwise required to be obtained or made with any governmental authority to be obtained by either of the parties hereto.

         1.05 FULL DISCLOSURE. The information contained in the documents, certificates and written statements (including this agreement and the schedules and exhibits hereto) furnished to either party by or on behalf of the other party for use in connection with this agreement or the transactions provided for by this agreement is true and complete in all material respects and does not, to the best of the knowledge of the providing party and of the receiving party after conducting an inquiry which a reasonably prudent person would make under the circumstances,

      AGREEMENT BY AND BETWEEN: OMICRON TECHNOLOGIES, INC., AND DYNCOM INC.


omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         1.06 EXISTENCE AND POWER. Each of the parties hereto is a corporation duly incorporated, organized and validly existing under the laws of, in the case of Omicron, the State of Florida, and in the case of DynCom, the State of Colorado, and each has all corporate power and all governmental licenses, authorizations, permits, consents and approvals required to carry on the business as now conducted and to own and operate the business as now owned and operated. Each of the corporations is not required to be qualified to conduct business in any jurisdiction other than: (a) the jurisdictions in which each of said parties is duly qualified to do business and (b) such jurisdictions where the failure to be so qualified, whether individually or in the aggregate, would not have a material adverse effect. No proceedings have been taken or authorized by either of the parties hereto, or by any other person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding-up of either of the parties hereto or with respect to any amalgamation, merger, consolidation, arrangement or reorganization relating to either of the parties hereto.


         1.07 AUTHORIZATION. The execution, delivery and performance by each of the parties hereto of this agreement and the consummation thereby of the transactions provided for herein are within the respective powers of each of the parties hereto and have been duly authorized by all necessary action on the respective parts of each of the parties hereto. This agreement has been duly and validly executed by each of the parties hereto and constitutes a legal, valid and binding agreement of each such party enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and subject to general principles of equity.

         1.08 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by each of the parties hereto of this agreement requires no action by, consent or approval of, or filing with, any governmental authority other than as expressly referred to in this agreement.

         1.09 NON-CONTRAVENTION. The execution, delivery and performance of this agreement by each of the parties hereto, and the consummation by each such party of the transactions provided for herein, do not and will not (a) contravene or conflict with the articles or bylaws of each of the respective parties; (b) contravene or conflict with or constitute a material violation of any provision of any applicable law binding upon or applicable to each of the parties hereto, the business or the Shares and would not, individually or in the aggregate have a material adverse effect; (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which each of the parties hereto is entitled, under any contract to which either of the parties hereto is a party or any permit or similar authorization relating to such party, its business or the Shares by which such party, its business or the Shares may be bound or affected; or (d) result in the creation or imposition of any lien.

      AGREEMENT BY AND BETWEEN: OMICRON TECHNOLOGIES, INC., AND DYNCOM INC.


         1.10 OMICRON CAPITAL STOCK. The authorized capital stock of Omicron consists solely of:

         (a) 50,000,000 shares of common shares, of which 29,846,460 common shares are issued and outstanding on the date hereof and held by shareholders, and

         (b) All such issued and outstanding shares have been duly and validly authorized and issued and are validly outstanding, fully paid and non-assessable. The shares represent all of the issued and outstanding shares of Omicron. Omicron does not hold any of the issued and outstanding shares in the treasury of the Corporation, and there are not outstanding (i) any options, warrants, rights of first refusal or other rights to purchase any shares of Omicron except as set out in Schedule B attached hereto and as contemplated by this agreement, (ii) any securities convertible into or exchangeable for such shares except as set out in Schedule B attached hereto or
                  (iii) any other commitments of any KIND FOR the issuance of additional shares of Omicron, options, warrants or other securities of Omicron except as set out in Schedule B attached hereto.


         1.11 DYNCOM CAPITAL STOCK. The authorized capital stock of DynCom consists solely of:

         (a) 100,000,000 shares of common shares no par value, of which 3,315,000 common shares are issued and outstanding on the date hereof and held by shareholders, and

         (b) 5,000,000 shares of preferred shares, non-voting, authorized but none issued and outstanding, and

         (c) All such issued and outstanding shares have been duly and validly authorized and issued and are validly outstanding, fully paid and non-assessable. The shares represent all of the issued and outstanding shares of DynCom. DynCom does not hold any of the issued and outstanding shares in the treasury of the Corporation, and there are not outstanding (i) any options, warrants, rights of first refusal or other rights to purchase any shares of Omicron except as set out in Schedule C attached hereto and as contemplated by this agreement, (ii) any securities convertible into or exchangeable for such shares except as set out in Schedule C attached hereto or
                  (iii) any other commitments of any kind for the issuance of additional shares of DynCom, options, warrants or other securities of DynCom except as set out in Schedule C attached hereto.

2. DYNCOM SHARES. DynCom hereby agrees to deliver to Omicron at Closing 600,000 shares of the common stock of DynCom Inc., represented by a certificate

      AGREEMENT BY AND BETWEEN: OMICRON TECHNOLOGIES, INC., AND DYNCOM INC.


duly signed and sealed, which shares shall be free and clear of all encumbrances and liens, except that such shares may, pursuant to the securities laws and regulations of the United States of America, bear a restrictive legend limiting transfer in accordance with such laws and regulations.

3. DYNCOM WARRANTS. DynCom hereby agrees to deliver to Omicron at Closing 600,000 warrants, each warrant being for one share of the common stock of DynCom Inc., which shares, when the warrants are exercised, shall be represented by a certificate duly signed and sealed, which shares shall be free and clear of all encumbrances and liens, except that such shares shall, pursuant to the securities laws and regulations of the United States of America, bear a restrictive legend limiting transfer in accordance with such laws and regulations. The form of the warrants and the terms thereof are set out in Exhibit A.

4. OMICRON SHARES. Omicron hereby agrees to deliver to DynCom at Closing 200,000 shares of the common stock of Omicron Technologies, Inc., represented by a certificate duly signed and sealed, which shares shall be free and clear of all encumbrances and liens, except that such shares may, pursuant to the securities laws and regulations of the United States of America, bear a restrictive legend limiting transfer in accordance with such laws and regulations.

5. REGISTRATION OF SHARES. The parties hereto, Omicron and DynCom, do each hereby agree that, subject to the securities laws and regulations of the United States of America as in effect from time to time and further subject to reasonableness under the overall circumstances and without undue cost and effort, to use reasonable best efforts to cause the common stocks that are the subject of this agreement to become registered for public trading. Either of the parties hereto may at any time request the other party to cause the other party's shares that are the subject of this agreement to be registered, which request shall not be unreasonably denied, provided that the requesting party provides the necessary funds and assistance to enable such registration. Nothing in this paragraph nor in this agreement precludes the parties hereto from mutually agreeing to further provisions regarding the status or disposition of the shares that are the subject of this agreement.

6. CLOSING. The parties hereto, Omicron and DynCom, do each hereby agree that the Closing, at which time and place the respective documents are to be exchanged, shall be held under the auspices of such person and at such place as the parties may mutually agree in writing on or before Friday, October 29, 1999, at 5:00 p.m., PDT. The parties hereto, Omicron and DynCom, do each hereby agree to use their best efforts to cause the Closing to take place as provided herein. If the Closing does not take place on or before such time due to the actions or inactions of one party, the other party has the right to terminate this agreement without further obligation, or to declare that this agreement is void ab initio.

7. ENTIRE AGREEMENT. This agreement (including the schedules and exhibits referred to herein, which are hereby incorporated by reference) constitutes the entire agreement between parties hereto with respect to the subject matter hereof

     AGREEMENT BY AND BETWEEN: OMICRON TECHNOLOGIES, INC., AND DYNCOM INC.


and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this agreement.


8. THIRD PARTIES. Neither this agreement nor any provision hereof is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.


9. NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth above, (iii) if given by telex or fax, once such notice or other communication is transmitted to the telex or fax number set forth above and the appropriate answer BACK or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service in circumstances under which such service guarantees next day delivery, the day following being so sent. Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

10. AMENDMENTS; NO WAIVERS.


         (a) Any provision of this agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by ALL PARTIES hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. This agreement may be assigned, modified, changed or amended only by the written consent of both of the parties hereto, which consent shall not be unreasonably withheld.

         (b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be

      AGREEMENT BY AND BETWEEN: OMICRON TECHNOLOGIES, INC., AND DYNCOM INC.




                  cumulative and not exclusive of any rights or remedies provided by law.

11. EXPENSES. All costs and expenses incurred in connection with this agreement and enclosing and carrying out the transactions provided for herein shall be paid by the party incurring such cost or expense. This provision shall survive the termination of this agreement.

12. SUCCESSORS AND ASSIGNS. This agreement shall be binding upon and enure to the benefit, of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. No party hereto may assign either this agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party, which approval shall not be unreasonably withheld.

13. GOVERNING LAW. This agreement shall be governed by, and interpreted and enforced in accordance with, the laws in force in the State of Colorado and the federal laws of the United States of America applicable therein (excluding any conflict of laws rule or principle that might refer such interpretation to the laws of another jurisdiction). Each party irrevocably submits to the nonexclusive jurisdiction of the courts of Colorado with respect to any matter arising hereunder or related hereto, subject to the provisions of Article 20 of this agreement.

14. COUNTERPARTS; EFFECTIVENESS. This agreement and the documents relating to the transactions contemplated by this agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be deemed to be an original, with the same effect as if the signatures thereto were upon the same instrument and delivered in person. This agreement and such documents shall become effective when each party thereto shall have received a counterpart thereof signed by the other parties thereto. In the case of delivery by telecopy by any party, that party shall forthwith deliver a manually executed original to each of the other parties.


15. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

16. SEVERABILITY. If any provision of this agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this agreement was executed or last amended.

17. CONSTRUCTION. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party

      AGREEMENT BY AND BETWEEN: OMICRON TECHNOLOGIES, INC., AND DYNCOM INC.

has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

18. CUMULATIVE REMEDIES. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

19. TRANSMISSION BY FACSIMILE. The parties hereto agree that this agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

20. ARBITRATION. In the event that a dispute arises with respect to this agreement, the parties hereto, DynCom and Omicron, agree to seek in good faith to resolve the dispute among themselves, and, if such efforts are not fruitful, to promptly seek third party mediation. In the event that such efforts do not promptly resolve the dispute, the parties do each agree that the dispute may be submitted to binding arbitration under the auspices of the American Arbitration Association and pursuant to the rules thereof, with the prevailing party to be compensated for all reasonable legal expenses. Each party hereto hereby renounces any and all rights to seek redress from the courts, except to enforce a decision by rendered by arbitration.

         IN WITNESS WHEREOF, each of the parties hereto has caused this agreement to be signed and sealed, as of the date set forth above.


OMICRON TECHNOLOGIES, INC.                DYNCOM INC.


By: /s/ B. E. Sleeman                     By: /s/ Fred Zeigler
    -----------------------                   ---------------------------------
        Signature                                         Signature

B. E. Sleeman                             Fred Zeigler
--------------------------                -------------------------------------
Printed Name                              Printed Name

President                                 Chairman
-------------------------                 -------------------------------------
Title                                     Title

/s/ Sak Narwal                            /s/ Michael B. Maw
-------------------------                 -------------------------------------

     AGREEMENT BY AND BETWEEN: OMICRON TECHNOLOGIES, INC., AND DYNCOM INC.


Witness Signature                             Witness Signature


Sak Narwal                                    Michael B. Maw
--------------------------                    ----------------------------------
     Printed Name                                      Printed Name

CFO                                           CFO, Secretary and Treasurer
--------------------------                    ----------------------------------
Title                                         Title

      AGREEMENT BY AND BETWEEN: OMICRON TECHNOLOGIES, INC., AND DYNCOM INC.




                                   SCHEDULE A.




         Pursuant to the provisions of Section 1.04, this Schedule A lists all governmental or other registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications or waivers required under applicable law or otherwise required to be obtained or made with any governmental authority to be obtained by either of the parties hereto:




As to DynCom Inc.:

       None.


As to Omicron Technologies, Inc.:

       None.

      AGREEMENT BY AND BETWEEN: OMICRON TECHNOLOGIES, INC., AND DYNCOM INC.


                                   SCHEDULE B.


Pursuant to the provisions of Section 1.10(b), this Schedule B lists all outstanding (i) options, warrants, rights of first refusal or other rights to purchase any shares of Omicron, other than those as contemplated by this agreement, (ii) any securities convertible into or exchangeable for such shares or (iii) any other commitments of any kind for the issuance of additional shares of Omicron, options, warrants or other securities of Omicron:


B.1. Common Stock Options Outstanding


     Ess Inc.                          250,000 @ $1.00 per share

     Fairwind Technologies Ltd.          6,025 @ $2.31 per share


     Common Stock Options for existing and future officers, directors, consultants and employees of Omicron will be considered and issued as warranted by Omicron's management.


B.2. Warrants convertible to common stock of Omicron may be issued in the future for services rendered or other valuable consideration to Omicron.



B.3. Common stock of Omicron may be issued as consideration for future acquisitions such as the remaining interests in the Active Pixel Sensor
     (APS) technology and APS Wireless technology. Common stock Omicron may also be issued in the future in conjunction with private placement financings.

      AGREEMENT BY AND BETWEEN: OMICRON TECHNOLOGIES, INC., AND DYNCOM INC.

SCHEDULE C.


Pursuant to the provisions of Section 1.11(c), this Schedule C lists all outstanding (i) options, warrants, rights of first refusal or other rights to purchase any shares of DynCom, other than those as contemplated by this agreement, (ii) any securities convertible into or exchangeable for such shares or (iii) any other commitments of any kind for the issuance of additional shares of DynCom, options, warrants or other securities of DynCom:

C.1. On May 15, 1999, the Board of Directors of DynCom Inc. approved the Directors and Advisors Option Plan which provides for the issuance of options to purchase up to 180,000 of DynCom's common stock at an exercise price of $0.10 per share. Each of the Directors elected at the 1999 Annual Meeting of Shareholders, each Director elected prior to the 2000 Annual Meeting of Shareholders, and advisors participating on advisory boards or committees, are eligible to receive the options. Options may be granted under the Directors and Advisors Option Plan for services until the 2000 Annual Meeting of Shareholders. Options subject to issuance under the plan expire on the business day prior to the 2001 Annual Meeting of Shareholders. As of October 18, 1999, 4,500 such options have been issued; none of these options has been exercised. Common Stock Options for existing and future officers, directors, advisors, consultants and employees of DynCom will be considered and issued as warranted by DynCom's management.

C.2. On May 15, 1999, the Board of Directors of DynCom Inc. approved the Officers and Advisors Option Plan which provides for the issuance of options to purchase up to 600,000 of DynCom's common stock at an exercise price of $0.10 per share. Each officer elected at or after the 1999 Annual Meeting of Directors and prior to the 2000 Annual Meeting of Shareholders, and advisors participating on advisory boards or committees, are eligible to receive the options. Options may be granted under the Officers and Advisors Option Plan for services until the 2000 Annual Meeting of Shareholders. Options subject to issuance under the plan expire on the business day prior to the 2001 Annual Meeting of Shareholders. As of October 18, 1999, 150,000 such options have been issued; none of these options has been exercised. Common Stock Options for existing and future officers, directors, advisors, consultants and employees of Omicron will be considered and issued as warranted by Omicron's management.

C.3. On May 29, 1999, the Board of Directors approved the Shareholders Option Plan. The Shareholders Option Plan is nonqualified and grants an option to purchase one share of the Company's common stock for every five shares held by shareholders of record on May 29, 1999. There are a total of 533,600 common shares subject to option under the plan. The options expire on the business day preceding the 2000 Annual Meeting of Shareholders. The options are exercisable at the lower of $0.70 per share, or, if the shares become publicly traded, at 70% of the average price of shares traded on the day the option is exercised. Options for the 533,600 shares of common stock are outstanding; none of these options has been exercised. DynCom does not presently anticipate any further shareholder option plans, but such may be issued if warranted by DynCom's management.

C.4. On September 13, 1999, the Corporation entered into an agreement with Dr. Jay Ellenby, a member of the Corporation's Healthcare Advisory Board, pursuant to which Dr. Ellenby agreed to lend $50,000 to DynCom, and incidental to the transaction DynCom agreed to issue 60,000 shares to Dr. Ellenby. Dr. Ellenby made a loan of $10,000, and the agreement is being renegotiated. Consideration is being given to a larger amount of money, approximately $200,000, as to which the terms and the number of shares has not yet been fixed.

C.5. Warrants convertible to common stock of DynCom may be issued in the future for services rendered and/or other valuable consideration to DynCom.

     AGREEMENT BY AND BETWEEN: OMICRON TECHNOLOGIES, INC., AND DYNCOM INC.





                                    EXHIBIT A
                          COMMON STOCK PURCHASE WARRANT



Attached

                          COMMON STOCK PURCHASE WARRANT


                              Exercise Price: $1.00


                  THIS WARRANT REPRESENTS THE RIGHT TO PURCHASE
                   UP TO 600,000 SHARES OF THE COMMON STOCK OF


                                  DYNCOM INC.


FOR VALUE RECEIVED, DYNCOM INC., a Colorado corporation, (the Company), promises to sell and deliver to OMICRON TECHNOLOGIES, INC. (the Holder) up to 600,000 shares of the Common Stock, no par value, of the Company, upon the payment by the Holder to the Company of the price of $1.00 per share (being the Exercise Price), in U. S. Funds and which will be accepted subject to collection. This Warrant is issued on this 19th day of October, 1999.


                          TRANSFER RESTRICTION NOTICE.

This Warrant, and the securities issuable upon its exercise (in whole or part) have not been registered under the Securities Act of 1933, as amended (the Act), nor the securities laws of any other jurisdiction, and may not be sold, transferred or otherwise disposed of unless:

         i) an appropriate S.E.C. Registration Statement covering the Warrants and their underlying securities is in effect; or

         ii) Company counsel is satisfied that such registration is not then required and that this Warrant and the underlying securities may be sold, transferred or otherwise disposed of in the manner contemplated without registration under the Act.

All Warrants presented for transfer must be accompanied by a duly executed and completed Form Of Assignment. Prior to the effectiveness of any future registration statement covering this Warrant Agreement, the Company may accept or reject such transfer attempt, based upon its counsel's opinion as to whether or not such an event may take place in the absence of an effective registration. In case of rejection, the Company shall not have any legal obligation to effectuate such transfer.

1. WARRANT EXERCISE

The Holder shall be entitled to purchase up to 600,000 shares the Common Stock of the Company, at any time from the date of this agreement, and from time to time, until the Expiration Date.

To exercise this Warrant, in whole or in part, the Holder shall tender payment in U.S. funds, to the Company of the Exercise Price per share, multiplied by the number of shares bring purchased, with a properly completed Form Of Exercise, together with this Original Warrant Agreement.

If an exercise is for less than the aforesaid shares, the Company shall issue a new Warrant to the Holder, covering the unexercised shares, upon the same terms and conditions hereof.

2. DEMAND REGISTRATION.

At any time prior to the Expiration Date, the Holder may by written notice to the Company request that the Company cause a registration statement covering the Warrant(s) and the underlying shares be filed with the Securities And Exchange Commission, (S.E.C.) as expeditiously as possible after such notice. Subject to reasonableness under the overall circumstances and without undue cost and effort, the Company shall use its reasonable best efforts to cause such filing. The Company shall not unreasonably deny any such request. The Holder shall bear all of the reasonable cost and expenses to file such registration statement with the S.E.C. and all applicable Blue Sky filings.

The Company shall not be obligated to file a registration statement with the S.E.C. at a time when it would require a special financial audit be undertaken to furnish the appropriate financial statements for such registration statement, or when under the overall circumstances such a filing would not be in the best interest of the Company.

The Holder shall cooperate fully with the Company by providing all necessary and relevant information required to effectuate a registration statement.

3. PIGGYBACK REGISTRATION

At any time prior to the Expiration Date, should the Company file a new registration statement under the Act covering any securities to be issued by the Company, (other than a registration statement on Form S-8 or S-20 or any Form which does not include substantially the same information as would be required for the general registration of securities) the Company shall give prompt written notice to the Holder, offering to include in such registration statement any of the Warrants and underlying shares hereof. The Company shall bear all of the reasonable cost of such filings. The Holder must notify the Company within twenty days of receipt of the aforesaid notice of his/her/its intention to participate in this registration.

The Holder shall cooperate fully with the Company in the preparation of such registration statement by furnishing information required for such filings. All piggyback registration rights terminate on the Expiration Date.

4. STOCKHOLDER RIGHTS

By virtue of this Warrant, the Holder hereof is not entitled to any legal or equitable rights, including voting rights, as a shareholder in the Company.

5. ANTI-DILUTION PROVISIONS

The number of shares underlying this Warrant may be proportionately increased in the event that the Company causes to be more shares as a stock dividend or other such reclassification, or conversely, proportionately decreased if a reverse split or other such reclassification is declared. In the event that shareholders are granted the right to purchase additional shares from the proceeds of a cash dividend by the Company, such event shall be treated as a stock dividend as relates to the Holder's anti-dilutive rights.

6. SUCCESSOR CORPORATION

All rights granted to the Holder hereof shall survive any merger, consolidation or other business combination of the Company with another (successor) entity. The Holder shall have the same anti-dilutive rights in such case, in the securities of the new entity.


7. EXERCISE PRICE ADJUSTMENTS

Upon the occurrence of each event requiring an adjustment in the Exercise Price, or the number of underlying shares, the Company shall give prompt written notice, setting forth the computation used to arrive at the adjusted price or number of underlying shares. The computations shall be made by the Company's Chief Financial Officer or the Company's accountants. Such computations shall be conclusive and binding upon the Holder unless the Holder gives written objection to the Company within fourteen calendar days from the date of the Company's initial notice.

8. DISSOLUTION OR LIQUIDATION OF THE COMPANY

In the event that the Company is dissolved, or otherwise liquidates a substantial portion (i.e., 60% or more) of its assets with the intent to make a distribution to shareholders of the proceeds therefrom (including the sale of assets of a wholly-owned subsidiary) the Holder shall be entitled, after proper exercise of the Warrants, in whole or in part, to participate in the distribution on the same terms and conditions as are all of the other shareholders.

In such event, the Company shall give 30 days written notice to the Holder. Failure of the Holder to exercise within 30 calendar days from the date of the Company's notice, shall cause all such rights in the Warrants to terminate. The Company may finalize the intended transaction but it may not make any shareholder distribution during the 30 day notice period.

9. NON-ADJUSTMENT EVENTS

It is acknowledged and agreed that no price or quantity adjustments shall be required in the event that the Company issues shares of its common stock: a) upon the exercise of Warrants or options granted previously to the date hereof, or b) pursuant to any stock option plan or employee benefit plan, or c) for any purpose in connection with debt or equity offerings.


10. AVAILABLE SHARES

The Company agrees to reserve and keep available out of its authorized, and issued capital shares, sufficient shares to cover the exercise of all of the shares covered by this Warrant Agreement. Further, that upon issuance, such shares shall be validly issued, fully paid and non-assessable.

11. MISCELLANEOUS

a) LOSS OF WARRANT. In the event of the loss, theft, destruction or mutilation of this Warrant Agreement, the Company shall execute and deliver a new Warrant in exchange for and upon the surrender and cancellation of such mutilated or defaced Warrant. If the Warrant Agreement was lost or stolen, the Company may, at its option, as a condition to the execution and delivery of a new Warrant Agreement, require that the Holder produce satisfactory indemnity to the Company. The Holder may be required to post a surety bond to protect the Company from conflicting claims.

b) RECORD OWNER. At the time this Warrant is surrendered for exercise, together with the completed Form of Exercise and the monetary consideration required, the person so exercising shall be deemed to be the Holder of record, notwithstanding that the stock transfer books of the Company shall then be closed, or that certificates representing such securities shall be actually delivered to such person.

c) FRACTIONAL SHARES. No fractional shares shall be issued under any circumstances. The Holder may elect to remit additional funds to obtain the next full share, or the Company may reimburse the Holder for such fractional amount. In no event shall the

Company issue more shares than were duly registered in accordance with the federal and state securities laws, or to which an exemption therefrom applies.

d) NOTICES. All notices required hereunder shall be in writing, delivered by certified, registered or express mail, return receipt requested, to the address of record of the party being noticed. All time periods to be determined under notice shall be so counted from the actual date of mailing. The address of record for DynCom Inc. is: 2301 Research Boulevard, Suite 203, Fort Collins, CO 80526-1825. The Holder is responsible for providing DynCom with his/her/its address of record.

e) STOCK ISSUANCE TAXES. The Company shall bear full responsibility for payment of any federal or state stock issuance taxes which may be required.

f) TRANSFER RESTRICTIONS. This Warrant, and its underlying shares of common stock have not been registered under the Act. Accordingly, this Warrant Agreement, including replacements, shall bear the following legend upon its face:

                          TRANSFER RESTRICTION NOTICE.

This Warrant, and the securities issuable upon its exercise (in whole or part) have not been registered under the Securities Act of 1933, as amended (the Act), nor the securities laws of any other jurisdiction, and may not be sold, transferred or otherwise disposed of unless:

         i) an appropriate S.E.C. Registration Statement covering the Warrants and their underlying securities is in effect; or

         ii) Company counsel is satisfied that such registration is not then required and that this Warrant and the underlying securities may be sold, transferred or otherwise disposed of in the manner contemplated without registration under the Act.

         All Warrants presented for transfer must be accompanied by a duly executed and completed Form Of Assignment. Prior to the effectiveness of any future registration statement covering this Warrant Agreement, the Company may accept or reject such transfer attempt, based upon its counsel's opinion as to whether or not such an event may take place in the absence of an effective registration. In case of rejection, the Company shall not have any legal obligation to effectuate such transfer.

g) ENTIRE BINDING AGREEMENT. This agreement is subject to the agreement dated October 19, 1999, by and between the Company and the Holder, of which agreement this agreement is a part.

h) INTERPRETIVE LAW. This Warrant Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. In the event of a controversy arising herefrom, it is agreed and consented to that jurisdiction and venue of the courts of the State of Colorado.

12. Expiration Date.


This Warrant expires at 5.00 P.M. (Eastern Time) on the first anniversary of the date of execution hereof, to wit, on October 19, 2000. In the event that the Holder demands registration (paragraph 2 above) of the Warrant and the underlying shares, this Warrant Agreement shall not terminate until the expiration of six (6) months from the effective date of such registration, or upon the exercise hereof, which ever occurs first. The purpose of this provision is to assure that the Holder does not suffer the loss of the right to exercise hereunder from a delay in the effectiveness of a registration, for any reason.

         IN WITNESS WHEREOF, the Company, by its duly authorized officers has executed this Warrant on the 19th day of October, 1999.